SCHEDULE 14C
                                 (RULE 14C-101)

                  INFORMATION REQUIRED IN INFORMATION STATEMENT

                            SCHEDULE 14C INFORMATION

                 INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
             OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.)

Check the appropriate box:

[ ] Preliminary Information Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14c-5(d)(2))

[X] Definitive Information Statement

                        NEWPORT INTERNATIONAL GROUP, INC.
                  (Name of Registrant As Specified in Charter)

Payment of Filing Fee (Check the appropriate box):

[X] No Fee required.

[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:

[ ] Fee paid previously with preliminary materials

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

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                        NEWPORT INTERNATIONAL GROUP, INC.


DEAR STOCKHOLDERS:

         We are writing to advise you that Newport International Group, Inc. will approve an amendment to its Certificate of Incorporation increasing the number of authorized shares of common stock from 20,000,000 shares to 150,000,000 shares; and ratifying and approving an amendment to our 2002 Stock Option and Stock Award Plan covering stock awards and options to purchase up to 12,000,000 common shares of Newport. This action was approved on April 20, 2004 by our Board of Directors. In addition, our management as well as certain other principal stockholders identified below holding a majority of our issued and outstanding voting securities, approved this action by written consent in lieu of a special meeting on June 14, 2004 in accordance with the relevant sections of the Delaware General Corporation Law.

         The amendment to our Certificate of Incorporation increasing the number of authorized shares of common stock will not be effective until after we file the Certificate of Amendment to our Certificate of Incorporation with the Delaware Secretary of State. We intend to file the Amendment 20 days after the date this information statement is first mailed to our stockholders. The Amendment to our 2002 Stock Option and Stock Award Plan has already been authorized by our Board of Directors on April 20, 2004, and we are obtaining stockholder authorization through majority consent in order to provide our employees with certain beneficial treatment under the Internal Revenue Code of 1986.

         WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

         No action is required by you. The accompanying information statement is furnished only to inform our stockholders of the actions described above before they take place in accordance with Rule 14c-2 of the Securities Exchange Act of 1934. This Information Statement is first mailed to you on or about June 15, 2004.

         Please feel free to call us at 760-779-0251 should you have any questions on the enclosed Information Statement. We thank you for your continued interest in Newport.

                                        For the Board of Directors
                                        of NEWPORT INTERNATIONAL
                                        GROUP, INC.


                                        By: /s/ Cery Perle
                                            -----------------------------
                                            Cery Perle, President and CEO

                        NEWPORT INTERNATIONAL GROUP, INC.
                           73-061 EL PASEO, SUITE 202
                              DESERT PALM, CA 92260

                         INFORMATION STATEMENT REGARDING
                    ACTION TO BE TAKEN BY WRITTEN CONSENT OF
                              MAJORITY STOCKHOLDERS
                          IN LIEU OF A SPECIAL MEETING

                       WE ARE NOT ASKING YOU FOR A PROXY,
                  AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

                                     GENERAL

         This Information Statement is being furnished to the stockholders of Newport International Group, Inc. to provide you with information and a description of an action taken by written consent of the holders of a majority of our issued and outstanding voting securities in lieu of a special meeting on June 14, 2004 in accordance with the relevant sections of the Delaware General Corporation Law. This action was taken by four stockholders who, with affiliated trusts, collectively own in excess of the required majority of our outstanding voting securities necessary for the adoption of this action.

         The elimination of the need for a meeting of stockholders to approve this action is made possible by Section 228 of the Delaware General Corporation Law which provides that the written consent of the holders of outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such a meeting. In order to eliminate the costs involved in holding a special meeting, our Board of Directors voted to use the written consent of the holders of a majority in interest of our voting securities.

         On April 20, 2004, our Board of Directors unanimously approved the following action and subject to authorization by consent of a majority in interest of our stockholders and fulfillment of our statutory obligations:

Proposal 1:       To approve an amendment to our Certificate of Incorporation increasing the number of authorized shares of our common stock to 150,000,000 shares.

Proposal 2:       To ratify and approve an Amendment to our 2002 Stock Option and Stock Award Plan (the "Plan") thereby increasing the Plan to 12,000,000 shares of our common stock.

         The full text of the Certificate of Amendment to our Certificate of Incorporation is attached to this Information Statement as Exhibit A. Our Stock Option and Stock Award Plan has previously been filed with our reports submitted to the Securities and Exchange Commission.

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
                           OUR PRINCIPAL STOCKHOLDERS

         Our voting securities are comprised of our common stock. The holders of our shares of common stock are entitled to one vote for each outstanding share on all matters submitted to our stockholders. As of April 1, 2004, Messrs. Cery
B. Perle and Edward L. Hagan, officers and/or directors of Newport, and their affiliated trusts own 7,228,000 common shares of Newport, while Richard David and Curtis W. Lawler and their affiliated trusts own 2,003,332 common shares of Newport, or collectively 9,231,332 common shares or approximately 65% of the outstanding voting stock of Newport.

         The following table contains information regarding record ownership of our common stock as of April 1, 2004 held by:

         * persons who own beneficially more than 5% of our outstanding voting securities,

         *  our directors,

         *  named executive officers, and

         *  all of our directors and officers as a group.

         A person is deemed to be the beneficial owner of securities that can be acquired by such a person within 60 days from April 1, 2004, upon exercise of options, warrants or convertible securities. Each beneficial owner's percentage ownership is determined by assuming that options, warrants and convertible securities that are held by such a person (but not those held by any other person) and are exercisable within 60 days from that date have been exercised. Unless otherwise indicated, the address of each of the listed beneficial owners identified is 73-061 El Paseo, Suite 202, Desert Palm, California 92260.

         Name of                       Amount and Nature of      Percentage
         Beneficial Owner              Beneficial Ownership       of Class
         ----------------              --------------------       --------

         Cery B. Perle ................  7,103,000 shares           45.1%
         Edward L. Hagan ..............  1,625,000 shares           11.4%
         Richard Galterio .............          0 shares
         All officers and
           Directors as a group .......  8,728,300 shares           55.5%
         Richard David ................    961,666 shares            6.8%
         Curtis W. Lawler .............  1,041,666 shares            7.4%

        (1) The number of shares beneficially owned by Mr. Perle includes 1,000,000 shares of common stock and options to purchase an additional 500,000 shares of common stock at an exercise price of $0.02 per share held by his fiancee, Jenell Del Rio (Fontes), 218,250 shares of common stock held by the Lolita Perle Trust, 218,250 shares of common stock held by the Merlot Perle Trust, and options to purchase 1,000,000 shares of common stock with an exercise price of $0.02 per share held by Mr. Perle.

        (2) The number of shares beneficially owned by Mr. Hagan includes 375,000 shares held by his wife and 250,000 shares held by his daughter, Makena Hagan, but excludes 125,000 shares of common stock held by the Sandra L. Hagan Irrevocable Trust over which he disclaims beneficial ownership.

        (3) Mr. David's address is 6041 Logan wood Drive, Rockville, Maryland 20852.

        (4) Includes 841,666 shares held by the Curtis W. Lawler Trust. Mr. Lawler's address is P.O. Box 4128, Sun River, Oregon 97707.

         This information statement is first being mailed on or about June 15, 2004 to stockholders of record. This information statement is being delivered only to inform you of the corporate actions described herein before they take effect in accordance with Rule 14c-2 of the Securities Exchange Act of 1934.

         The entire cost of furnishing this information statement will be borne by us. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this information statement to the beneficial owners of our voting securities held of record by them, and we will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.


                                   PROPOSAL 1
                  AMENDMENT TO OUR CERTIFICATE OF INCORPORATION
                    TO INCREASE THE NUMBER OF OUR AUTHORIZED
                             SHARES OF COMMON STOCK

         On April 20, 2004, our Board of Directors and the holders of a majority of our issued and outstanding voting securities adopted an amendment to our Certificate of Incorporation increasing the number of authorized shares of common stock from 20,000,000 to 150,000,000 shares upon the filing of Certificate of Amendment to our Certificate of Incorporation. The form of the amendment is annexed to this Information Statement as Exhibit A (the "Amendment").

         We currently have authorized 20,000,000 shares of common stock, and at April 1, 2004, we had 14,233,465 shares issued and outstanding. Pursuant to the Amendment, we will increase the number of authorized shares to 150,000,000 shares. WE ARE NOT PRESENTLY ENGAGED IN ANY REGULAR NEGOTIATIONS NOR DO WE HAVE ANY PRESENT PLANS, PROPOSALS OR UNDERSTANDINGS TO ISSUE ANY SHARES OF OUR COMMON STOCK AS PART OF A CAPITAL RAISING TRANSACTION OR OTHERWISE OTHER THAN AS PART OF OUR COMMITMENTS TO OUR EMPLOYEES AS DISCUSSED UNDER PROPOSAL 2 CONCERNING AN AMENDMENT TO OUR 2002 STOCK OPTION AND STOCK AWARD PLAN.

PURPOSE AND EFFECT OF PROPOSED AMENDMENT

         Our Board of Directors and our consent stockholders believe that increasing the number of authorized shares of common stock available for issuance or reservation will provide us with the flexibility to issue shares of common stock as equity compensation, as well as in possible mergers, acquisitions or other business combinations, future financings, stock dividends or distributions, equity incentive plans or other proper corporate purposes which may be identified in the future by the Board of Directors,

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

without the expense and delay of a special stockholders' meeting. We currently have no plans or existing or proposed agreements or understandings to issue, or reserve for future issuance, any shares of our common stock except as part of the amendment to our Plan.

         Although our Board of Directors will authorize the issuance of additional common stock based on its judgment as to our best interests and that of our stockholders, future issuance of common stock could have a dilutive effect on existing stockholders.

         While this Amendment to our Certificate of Incorporation may have anti-takeover ramifications, rendering it more difficult or discouraging an attempt to obtain control of our company by means of tender offer, proxy contest, merger or otherwise, the Board of Directors and our consenting stockholders believe that the financial flexibility offered by the proposed amendment outweighs any disadvantages. To the extent that the Amendment may have anti-takeover effects, it may encourage persons seeking to acquire Newport to negotiate directly with our Board of Directors, enabling the Board of Directors to consider the proposed transaction in a manner that best serves the stockholders' interest.

         The Amendment will effect all of our stockholders uniformly and will not affect any stockholder's percentage ownership interests in us or proportionate voting power, unless and until additional shares of common stock authorized through the Amendment are issued.

         The Amendment will have the following effects upon the shares of our common stock outstanding and the number of authorized and unissued shares of our common stock:

         o The number of shares of our common stock owned by each stockholder will remain the same;

         o The number of shares of common stock we are authorized to issue will increase to 150,000,000 shares;

         o  The par value of the common stock will remain $0.001 per share;

         o The stated capital on our balance sheet attributable to the common stock will remain the same, as will the additional paid-in capital account.

MANNER OF EFFECTING THE AMENDMENT

         The Amendment will be effected by the filing of the Certificate of Amendment to our Certificate of Incorporation with the Secretary of the State of Delaware. The increase in our authorized common stock will become effective on the effective date of that filing.

APPRAISAL RIGHTS

         No appraisal rights are available under the Delaware General Corporation Law or under our Certificate of Incorporation as a result of the Amendment.

                                   PROPOSAL 2
                           APPROVING AMENDMENT TO OUR
                     2002 STOCK OPTION AND STOCK AWARD PLAN

         In connection with the acquisition of Grass Roots Communications, Inc. this past February, we agreed to amend the 2002 Stock Option and Stock Award Plan (the "Plan") to cover the issuance of up to 12,000,000 shares of Newport's common stock as part of options previously awarded to executives and employees of Grass Roots. By adopting this amendment to the Plan, we are fulfilling our commitment to the Grass Roots executives and employees as well as providing increased flexibility under our Plan to award additional options and stock grants as Newport grows and expands. As indicated, under the original Plan, options to purchase a total of 43,788 shares were outstanding under the Plan. As a result of the merger with Grass Roots, we will now have options to purchase 5,878,959 shares of common stock covered by our plan. Included among the options now covered under our plan will be the following awards to executives and/or directors of Newport and its GrassRoots subsidiary:

                                                               No. of
                           Name                                Options
                           ----                                -------

         Cery Perle ...............................           1,000,000
         Mike Dietrich ............................             750,000
         Brian Pollack ............................           1,200,000
         Jenell Fontes ............................             500,000

The amendment to the Plan was adopted by our Board of Directors on April 20, 2004. We require stockholder approval of the Plan solely to afford our employees with some of the benefits associated with the award of Incentive Stock Options under the Internal Revenue Code of 1986. The Plan was previously filed with the Securities and Exchange Commission on August 16, 2002, and this amendment solely increases the number of common shares covered by our Plan.

         The purpose of this Plan is to advance the interests of Newport by providing an incentive to attract, retain and motivate highly qualified and competent persons who are important to us and upon whose efforts and judgment the success of our company is largely dependent, including our officers and directors, key employees, consultants and independent contractors. Under the Plan we may grant either options to purchase shares of our common stock or shares of our common stock, up to an aggregate of 50,000 shares from the authorized but unissued shares of our company. Giving effect to our previous reverse split and prior to our acquisition of GrassRoots, at December 31, 2003, we had issued stock grants for an aggregate of approximately 43,788 shares of our common stock under the Plan. GrassRoots had granted options to purchase an aggregate of 5,878,959 shares at exercise prices ranging from $.02 to $3.40 per share. We believe that the use of options grants will enhance our ability to attract and retain independent directors and executive and management level employees as we continue to grow our company following our acquisition of Grass Roots.

         The Plan is administered by our Board of Directors. The Board of Directors determines, from time to time, those of our officers, directors, employees and consultants to whom stock grants and plan options will be granted, the terms and provisions of the respective grants and plan options, the dates such plan options will become exercisable, the number of shares subject to each plan option, the purchase price of such shares and the form of payment of such purchase price. All other questions relating to the administration of the Plan, and the interpretation of the provisions thereof are to be resolved at the sole discretion of the Board of Directors.

         Plan options granted under the Plan may either be options qualifying as incentive stock options ("Incentive Options") under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or options that do not so qualify ("Non-Qualified Options"). Any Incentive Option granted under the Plan must provide for an exercise price of not less than 100% of the fair market value of the underlying shares on the date of such grant, but the exercise price of any Incentive Option granted to an eligible employee owning more than 10% of our common stock must be at least 110% of such fair market value as determined on the date of the grant.

         The term of each option and the manner in which it may be exercised are determined by the Board of Directors, provided that no option may be exercisable more than 10 years after the date of its grant and, in the case of an Incentive Option granted to an eligible employee owning more than 10% of our common stock, no more than five years after the date of the grant. In any case, the exercise price of any stock option granted under the Plan will not be less than par value of our common stock on the date of grant.

         The per share purchase price of shares subject to options granted under the Plan may be adjusted in the event of certain changes in our capitalization, but any such adjustment shall not change the total purchase price payable upon the exercise in full of options granted under the Plan. All options are nonassignable and nontransferable, except by will or by the laws of descent and distribution and, during the lifetime of the optionee, may be exercised only by such optionee. Previously granted options are subject to early termination in the event of the death, disability or mental incapacity of the option holder, or in the instance of options granted to employees, the termination of that employee's employment with our company.

           The Board of Directors may amend, suspend or terminate the Plan at any time, except that no amendment shall be made which (i) increases the total number of shares subject to the Plan or changes the minimum purchase price therefore (except in either case in the event of adjustments due to changes in our capitalization), (ii) affects outstanding options or any exercise right thereunder, (iii) extends the term of any option beyond 10 years, or (iv) extends the termination date of the Plan.

         Unless the Plan shall be earlier suspended or terminated by the Board of Directors, the Plan terminates on approximately 10 years from the date of the Plan's adoption. Any termination of the Plan shall not affect the validity of any options previously granted thereunder.

                   WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION

         We are required to file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms at 450 Fifth Street, N.W., Washington, D.C., and at its offices in New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for more information on the operation of the public reference rooms. Copies of our SEC filings are also available to the public from the SEC's web site at www.sec.gov.

                                        NEWPORT INTERNATIONAL GROUP, INC.



                                        By: /s/ Cery Perle
                                            -----------------------------
                                            Cery Perle, President and CEO

                                    EXHIBIT A

                            CERTIFICATE OF AMENDMENT
                       TO THE CERTIFICATE OF INCORPORATION
                                       OF
                        NEWPORT INTERNATIONAL GROUP, INC.


         Pursuant to Section 242 of the Delaware General Corporations Law, the undersigned, being the President of Newport International Group, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), does hereby certify that the following resolutions were adopted by the Corporation's Board of Directors and its stockholders as hereinafter described:

         WHEREAS, the Corporation currently is authorized to issue up to 20,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.001 per share.

         NOW, THEREFORE, BE IT RESOLVED, that Article Four of the Certificate of Incorporation entitled "Shares" is hereby amended as follows:

                                  "ARTICLE FOUR

                                     Shares

         The total number of shares of stock which the Corporation shall have authority to issue is 155,000,000 shares consisting of 150,000,000 shares of Common Stock having a par value of $.001 per share and 5,000,000 shares of Preferred Stock having a par value of $.001 per share.

         The Board of Directors is authorized to provide for the issuance of the shares of Preferred Stock in series and, by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

         The authority of the Board of Directors with respect to each series of Preferred Stock shall include, but not be limited to, determination of the following:

         A. The number of shares constituting that series and the distinctive designation of that series;

         B. The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights or priority, if any, of payment of dividends on share of that series;

         C. Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

         D. Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

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

         E. Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

         F. Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

         G. The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; and

         H. Any other relative rights, preferences and limitations of that series.

         The foregoing resolutions were adopted by the Board of Directors of the Corporation on April 20, 2004 and recommended that these resolutions be adopted by the Corporation's stockholders. On June 14, 2004, the holders of outstanding shares of the Corporation's voting capital stock having not less than the minimum number of votes which would be necessary to authorize to take such action at a meeting at which all shares entitled to vote thereon were cast executed a written consent approving the foregoing actions pursuant to the provisions of Section 228 of the Delaware General Corporation Law.

         IN WITNESS WHEREOF, the undersigned, being the President of this Corporation, has executed this Certificate of Amendment to the Corporation's Certificate of Incorporation as of ___________, 2004.

                                        NEWPORT INTERNATIONAL GROUP, INC.



                                        By:
                                           -----------------------
                                             Cery Perle, President

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